Exhibit 99.1

FOR IMMEDIATE RELEASE

January 12, 2023

Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS FIRST FISCAL QUARTER
SAME STORE SALES

(GOLDEN, CO) Good Times Restaurants Inc. (GTIM), operator of Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard, today announced that same store sales1 for its first fiscal quarter ended December 27, 2022 increased 3.0% for its Good Times brand and increased 2.4% for its Bad Daddy’s brand, and that average weekly sales2 during the first fiscal quarter were $26,797 and $49,180 for its Good Times and Bad Daddy’s brands, respectively.

Ryan Zink, President and CEO, said “The sales performance of both of our brands during the first fiscal quarter are the result of the strong sense of ownership by our restaurant managers, the diligent effort of the entire team, and our concepts’ resonance with their customers. During the quarter, average year-over-year menu prices increased from the same prior-year quarter by 7.9% at Good Times and 5.4% at Bad Daddy’s. Our stronger pricing at Good Times reflects our efforts to combat the more intense inflationary pressures we are experiencing in Colorado and our price increases at Bad Daddy’s similarly have been more aggressive in Colorado than those in other markets. I continue to be impressed with our team’s ability to deliver top line sales performance in the hyper-competitive environment in which both of our brands operate.”

About Good Times Restaurants Inc.: Good Times Restaurants Inc. owns, operates, and licenses 41 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of local and craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, Good Times Restaurants Inc. owns, operates and franchises a regional quick-service drive-thru restaurant chain consisting of 31 Good Times Burgers & Frozen Custard restaurants located primarily in Colorado.

Forward Looking Statements Disclaimer: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the Company's financial performance and its cash flows from operations, general economic conditions, which could adversely affect the Company's results of operations and cash flows. These risks also include such factors as the disruption to our business from the COVID-19 pandemic and the impact of the pandemic on our results of operations, financial condition and prospects which may vary depending on the duration and extent of the pandemic and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, the impact and duration of staffing constraints at our restaurants, the impact of supply chain constraints and the current inflationary environment, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 27, 2022 filed with the SEC, and other filings with the SEC.

Good Times Restaurants Inc CONTACTS:

Ryan M. Zink, President and Chief Executive Officer (303) 384-1411

Christi Pennington (303) 384-1440

Category: Financial

1 Same store sales include all company-owned restaurants currently open with at least 18 full fiscal months of operating history.

2 Average weekly sales include all company-owned restaurants.